Exhibit 10.1
This Mutual Covenant Not to Compete Agreement ("Agreement") is made this 24th day of August, 2012, among Sustainable Innovations, LLC, a Texas limited liability company (the "Buyer”), and Mobile Fluid Recovery, Inc., an Oho corporation and ARCIS Resources Corporation, a Nevada corporation (“Arcis”) (collectively referred to as "Sellers").

RECITALS

A.           Concurrent with the execution hereof, the Buyer has agreed, subject to certain conditions being met, to purchase most of the assets of Mobile Fluid Recovery, Inc., (the “Business”) subject to the terms of an Agreement for Purchase and Sale of Assets dated August 24, 2012 (the “Purchase Agreement”).

B.           The Business operates a mobile recycling service throughout the United States.

C.           Buyer and Sellers have each agreed to execute and deliver this Agreement, which execution and delivery is a requirement to close the Purchase Agreement.  As a condition of the Purchase Agreement, Buyer intends that the Sellers not engage in any business activity which competes with the Business on the terms set forth herein, and in order to induce Buyer to effectuate the Purchase Agreement, the Sellers agree to the covenants contained herein.

D.           Consideration.  In consideration of the duties and obligations of Sellers hereunder, Sellers acknowledge receipt of the consideration paid and benefits received as specified in the Purchase Agreement as full and adequate consideration therefore.

E.           Buyer and Sellers desire to preserve the goodwill of the Business that is being conveyed to Buyer by preventing Sellers, subsequent to the closing of the Purchase Agreement with the Seller, from engaging in certain activities competitive with the Buyer and the Business, including its successors and assigns, which would in the future diminish the value of the assets, goodwill and business of the Business being purchased by the Buyer.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Recitals.  The recitals set forth above are a material part of this Agreement and are incorporated herein by this reference.

2.           Term.  The term of this Agreement shall commence on the Closing Date (as that term is defined in the  Purchase Agreement) and shall continue for a period of five (5) years from and after the termination of the closing of the sale of the Business to Buyer, all as more specifically referenced under Section 3 below.

3.           Non-Compete and Non-Interference Agreement.  (a) Sellers, jointly and severally, covenant and agree that for a period of five (5) years from and after the closing of the Purchase Agreement, the Sellers will not, without the prior written permission of the Buyer separately or on behalf of or in conjunction with any other person or entity, either directly or indirectly, own, be employed by, render consulting services to, manage, operate, join, control or participate in the ownership, management, operation or control of any person or entity competing with the Business, as it relates to Patent #6,143,170 dated November 7, 2000 and Patent #6,383,394 dated May 7, 2002 (the “Purchased Patents”), or in the recycling or processing of absorbents laden in hydrocarbons in the Continental United States (the “Restricted Area").  It is understood and agreed that the foregoing sentence is intended to prevent the Sellers, solely with respect to the Business as it relates to the Patents, from soliciting customers and from competing with the Buyer for the business of its present and future customers and clientele services in the Restricted Area.  The parties hereby stipulate that the time period and area covered by this Agreement are reasonable under the circumstances.

(b) Sellers, jointly and severally, agree that, for the term set forth in Section 2 hereof, they shall not, directly or indirectly, either for themselves or on behalf of any other person, (i) solicit or induce, or attempt to solicit or induce, any former employee of the Business who is then working for the Buyer for the purposes of employing him or her or obtaining his or her services for hire or otherwise causing him or her to leave his or her employment with the Buyer or in any way interfere with the relationship between the Buyer and any employee of the Buyer, or (ii) induce, or attempt to induce, any person that is a customer, supplier or business relation of the Buyer to cease doing business with the Business as it relates to the Purchased Patents, or in the recycling or processing of absorbents laden with hydrocarbons or in any way interfere with the business relationship between any customer, supplier or business relation of the Buyer as it relates to the Purchased Patents or in the recycling or processing of absorbents laden with hydrocarbons.

4.           Trade Secrets.  The Sellers possess certain confidential information owned by the Business related to the Mobile Recycling Services and which constitutes confidential trade secrets owned solely and exclusively by the Companies and conveyed to Buyer under the Purchase Agreement.  All such confidential information is herein referred to as the "Confidential Information", and includes, without limitation, the following:

(i) financial information, including operating statements, sales information, earnings and reporting systems, bookkeeping and accounting;

(ii) customer lists and business plan, including growth plans and strategies;

(iii) employee management, including training manuals, employee identification and performance, compensation and incentives, employee selection and training techniques;

(iv) pricing and marketing strategies and advertising policies;

(v) proprietary rights in certain valuable trade names, service marks, trademarks and Patents; and

(vi) manuals covering business practices and policies.

Sellers, jointly and severally, covenant and agree, with respect to the Restricted Area, to keep secret, and not use, disclose or reveal, any portion of the Confidential Information to any person or entity other than (i) the Buyer and its authorized representatives; (ii) per the prior written consent of the Buyer to Sellers; and (iii) as a consequence of a valid and enforceable order of a duly authorized regulatory body or court of competent jurisdiction.  The Sellers shall have no right to use or to license the use of any name, mark or other intellectual property right associated with the Confidential Information.  The covenants and agreements set forth in this section shall continue for the period set forth in Section 2 of this Agreement.

5.           Severability.  If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remainder of this Agreement, which shall be given full effect without regard to the invalid portions.  If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the Buyer and Sellers agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

6.           Default; Remedies.  The parties hereto agree that the remedy at law for any breach of any covenant in this Agreement will be inadequate and the Buyer shall be entitled to injunctive relief, including specific performance, and setoff, in addition to any other relief to which the Buyer is entitled at law or in equity.

7.           Binding Effect; Assignability.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.  The interests of the Buyer under this Agreement, either in whole or in part, may be assigned at its option to its successors and/or assigns.

8.           Amendment.  This Agreement may be amended at any time by a written instrument agreed to both by the Buyer and by the Sellers.

9.           Contingencies.  The parties understand and agree that, in the event the Purchase Agreement terminates or is cancelled as provided in the Purchase Agreement, this Agreement shall have no further force and effect and no compensation shall be paid by Buyer to Sellers.  This Agreement does not depend upon the execution of a similar agreement with any other party to be enforceable.

10.           Governing Law.  This Agreement shall be governed by and construed in accordance with the substantive law of the State of Texas without giving effect to the principles of conflicts of law thereof.  Any action brought by any party concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Texas or in the federal courts located in the state of Texas.

11.           Effective Date.  This Agreement shall become effective concurrent with the Closing under the Purchase Agreement.  If said Closing fails to occur for whatever reason, this Agreement shall never become effective and shall be considered void ab initio.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

BUYER:

SUSTAINABLE INNOVATIONS, LLC

By: /s/ Justin Edmonson
Justin Edmondson, Manager

SELLERS:

MOBILE FLUID RECOVERY, INC.

By: /s/ Trevis Lyon

ARCIS RESOURCES CORPORATION

By: /s/ Kenneth A. Flatt, Jr.

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